Exhibit 10.4

SMBC CAPITAL MARKETS, INC.

Sumitomo Mitsui Banking Corporation Group

CONFIRMATION

Date: To:	October 29, 2018 Booz Allen Hamilton Inc. 101 Park Avenue New York NY 10178 USA

From:	SMBC Capital Markets, Inc. 277 Park Avenue, Fifth Floor New York, New York 10172

cc:	Documentation Contact: Lu Yang Telephone: 212-262-2697 Telefax: 212-224-4959 Email Address: NYConfirms@smbc-cm.com

Re:	Swap Transaction, dated as of October 29, 2018 between SMBC Capital Markets, Inc. (“Party A”) and Booz Allen Hamilton Inc. (“Party B”).

Our Reference Number: B8V1608

Unique Swap Identifier: 1030443023 PRISM000000000000000000B8V160800

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between SMBC Capital Markets, Inc. and Booz Allen Hamilton Inc. on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below. This document supersedes all previous confirmations and amendments with respect to the above referenced transaction.

The definitions and provisions contained in the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. ISDA AGREEMENT:

This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of February 6, 2017 (the “Agreement”), between SMBC Capital Markets, Inc. and Booz Allen Hamilton Inc.. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

277 Park Avenue New York, NY 10172	PHONE: 212-262-2697 FAX: 212-224-4959	Email: LYang@smbc-cm.com

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2. TERMS OF SWAP TRANSACTION:

The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 50,000,000.00

Trade Date:	October 29, 2018

Effective Date:	April 30, 2019

Termination Date:	June 30, 2023, subject to adjustment in accordance with the Modified Following Business Day Convention

FLOATING AMOUNTS:	(PARTY A)

Floating Rate Payer:	SMBC Capital Markets, Inc.

Floating Rate Payer Payment Dates:	The last calendar day of the month from and including May 31, 2019 up to and including Termination Date; subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period:	To be determined two New York and London Banking Days prior to the Effective Date using the Floating Rate Option with a Designated Maturity of 1 Month

Floating Rate Option:	USD-LIBOR-BBA, however the reference to “two London Banking Days” in the third line of the definition of “USD-LIBOR-BBA” as published in Section 7.1.(ab).(xxii) of the 2006 ISDA Definitions is replaced by “two New York and London Business Days”, provided, however, that if the Floating Rate Option for any Calculation Period is less than 0.00% (percent) per annum, then the Floating Rate for such Calculation Period will be deemed to be 0.00% (percent) per annum

Designated Maturity:	1 Month

Spread:	Inapplicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Floating Rate Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention

Compounding:	Inapplicable

FIXED AMOUNTS:	(PARTY B)

Fixed Rate Payer:	Booz Allen Hamilton Inc.

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Fixed Rate Payer Payment Dates:	The last calendar day of the month from and including May 31, 2019 up to and including Termination Date; subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate:	3.04800% (percent) per annum

Fixed Rate Day Count Fraction:	Actual/360

FEE AMOUNTS:

Business Days for Payments by both parties:	New York and London

Calculation Agent:	SMBC Capital Markets, Inc.

3. CREDIT SUPPORT DOCUMENTS:	As per the Schedule to the ISDA Master Agreement

4. PAYMENT INSTRUCTIONS:

Payments to SMBC Capital Markets, Inc. of USD amounts:

Depository:	JPMorgan Chase Bank, National Association
ABA Routing No.:	021000021
Address:	New York, NY
In Favor Of:	SMBC Capital Markets, Inc.
Account No.:	544-7-77993
CHIPS:	295277
SMBC Ref No:	B8V1608

Please contact Operations Group if you have any questions concerning SMBC Capital Markets, Inc.’s payment instructions referenced above (Telephone: 212-224-5060; Telefax: 212-224-5122).

Payments to Booz Allen Hamilton Inc. of USD amounts:

Depository:	PLEASE ADVISE

Each party will be deemed to represent to the other party on the date on which it enters into this Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction: it being understood that information and explanations relating to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

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(iii) Status of Parties. The other party is not acting as a fiduciary for or an advisor to it in respect of this Transaction.

Please confirm that the foregoing correctly sets forth the terms of the agreement between you and us by executing this Confirmation and returning it to the documentation contact above.

Yours Sincerely,

SMBC Capital Markets, Inc.

By:	/s/ Lu Yang
Name:	Lu Yang
Title:	Analyst

By:	/s/ Danny Boodram
Name:	Danny Boodram
Title:	Director

Confirmed as of the date first written above:

Booz Allen Hamilton Inc.

By:	/s/ Brian Hockenberry
Name:	Brian Hockenberry
Title:	Assistant Treasurer